EXHIBIT 10.3

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of January 23, 2026, between Ascent Solar Technologies, Inc. (the “Company”), and each holder identified on the signature pages hereto (collectively the “Holders”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Securities Purchase Agreement (as defined below).

WHEREAS, the Company, the Holders and the other purchasers listed on the signature pages thereto entered into that certain Securities Purchase Agreement on December 5, 2025 (the “Securities Purchase Agreement”);

WHEREAS, pursuant to Section 5.5 of the Securities Purchase Agreement, the Agreement can only be amended by a written instrument signed by the Company and the Purchasers which purchased at least 50.1% in interest of the Shares and the Pre-Funded Warrants based on the initial Subscription Amounts under the Securities Purchase Agreement; and

WHEREAS, the Holders collectively purchased at least 50.1% in interest of the Shares and the Pre-Funded Warrants based on the initial Subscription Amounts under the Securities Purchase Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Amendment. Pursuant to Section 5.5 of the Securities Purchase Agreement, Section 4.11 of the Securities Purchase Agreement is hereby replaced in its entirety with the following:

“4.11 Subsequent Equity Sales.

(a) From the date hereof until thirty (30) days following the Effective Date, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or any amendment or supplement thereto, other than (a) as contemplated pursuant to the Registration Rights Agreement, (b) a registration statement on Form S-8 in connection with any employee benefit plan, or (c) any amendment or supplement to any existing registration statement pursuant to an “at-the-market” facility with the Placement Agent as sales agent; provided, however, notwithstanding the foregoing, the prohibition set forth in this Section 4.11(a) shall not apply with respect to the sale and issuance of shares of Common Stock pursuant to an “at-the-market” offering with the Placement Agent as sales agent at a price per share greater than or equal to $7.00 (subject to adjustment for reverse and forward stock splits, stock combinations and other similar transactions of the Common Stock that occur after the date hereof).

(b) From the date hereof until the one (1) year anniversary of the Effective Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market” facility, whereby the Company may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled; provided, however, that, (i) during the restrictive period set forth in Section 4.11(a) above, sale and issuance of shares of Common Stock pursuant to an “at-the-market” offering with the Placement Agent as sales agent at a price per share greater than or equal to $7.00 (subject to adjustment for reverse and forward stock splits, stock combinations and other similar transactions of the Common Stock that occur after the date hereof), (ii) following the restrictive period set forth in Section 4.11(a) above, the entry into and/or issuance of shares of Common Stock in an “at-the-market” facility with the Placement Agent as sales agent and (iii) after one hundred fifty (150) days following the Effective Date, the entry into and/or issuance of securities pursuant to an equity line of credit shall not be deemed a Variable Rate Transaction. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c) Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.”

2.       Miscellaneous. The provisions of the Securities Purchase Agreement, except as limited hereby, shall remain in full force and effect. This Amendment: (a) shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; (b) may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement (delivery of an executed counterpart of a signature page hereof by facsimile or other electronic transmission shall be as effective as a manually executed counterpart hereof); and (c) shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of law principles that would require the application of the laws of any other state or jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

COMPANY:

ASCENT SOLAR TECHNOLOGIES, INC.

By: ______________________________

Name: ____________________________

Title: _____________________________

HOLDER:

[_____]

______________________________

Name:

Title: